UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2011

MEDLEY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-35040	27-4576073
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

375 Park Avenue, Suite 3304 New York, NY 10152
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

New Commitment for Revolving Facility

On August 4, 2011, the Company entered into a two-year secured syndicated revolving credit facility with a one-year term out facility (“ING Facility”) pursuant to a Senior Secured Revolving Credit Agreement (the “ING Credit Agreement”) with certain lenders party thereto from time to time and ING Capital LLC, as administrative agent.  The ING Facility matures on August 4, 2014 and is secured by substantially all of the Company’s assets, subject to certain exclusions as further set forth in a Guarantee, Pledge and Security Agreement (“ING Security Agreement”) entered into in connection with the ING Credit Agreement, among the Company, the Subsidiary Guarantors party thereto, ING Capital LLC, as Administrative Agent, each Financial Agent and Designated Indebtedness Holder party thereto and ING Capital LLC, as Collateral Agent.  The ING Facility also includes usual and customary representations, covenants and events of default for senior secured revolving credit facilities of this nature.

At the option of the Company, the two-year secured revolving credit facility may be extended for a third year.  If extended, the ING Facility would continue to have a one-year term out facility and the final maturity would be extended to August 4, 2015.  The Company may exercise the extension option within 90 days of the closing of the ING Facility.

The ING Facility allows for the Company, at its option, to borrow money at a rate of either (i) an alternate base rate plus 2.75% per annum or (ii) LIBOR plus 3.75% per annum.  The alternate base rate will be the greatest of (i) the U.S. Prime Rate set forth in the Wall Street Journal, (ii) the federal funds effective rate plus ½ of 1%, (iii) three month LIBOR plus 1% and (iv) 2% per annum.  LIBOR is subject to a 1% LIBOR floor.  The initial commitment under the ING Facility is $60,000,000, and the ING facility includes an accordion feature that allows for potential future expansion of the ING Facility up to a total of $125,000,000.  Availability of loans under the ING Facility is linked to the valuation of the collateral pursuant to a borrowing base mechanism.

The Company is also required to pay a commitment fee to the lenders based on the daily unused portion of the aggregate commitments under the ING Facility.  The commitment fee is 1% of the aggregate unused commitments if the used portion of the aggregate commitments is less than or equal to 50% of the aggregate commitments, or 0.50% if the used portion of the aggregate commitments is greater than 50% of the aggregate commitments.  The ING Facility provides that the Company may use the proceeds of the loans for general corporate purposes, including acquiring and funding leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock and other investments.

ITEM 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Senior Secured Revolving Credit Agreement among Medley Capital Corporation as borrower, the Lenders party thereto, and ING Capital LLC, as Administrative Agent, dated August 4, 2011.
10.2
Guarantee, Pledge and Security Agreement among the Company, the Subsidiary Guarantors party thereto, ING Capital LLC, as Administrative Agent, each Financial Agent and Designated Indebtedness Holder party thereto and ING Capital LLC, as Collateral Agent, dated August 4, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY CAPITAL CORPORATION

Date: August 9, 2011	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Senior Secured Revolving Credit Agreement among Medley Capital Corporation as borrower, the Lenders party thereto, and ING Capital LLC, as Administrative Agent, dated August 4, 2011.
10.2
Guarantee, Pledge and Security Agreement (“ING Security Agreement”) among the Company, the Subsidiary Guarantors party thereto, ING Capital LLC, as Administrative Agent, each Financial Agent and Designated Indebtedness Holder party thereto and ING Capital LLC, as Collateral Agent, dated August 4, 2011.